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July 28, 2022

PG&E Corporation Reports Second-Quarter 2022 Financial Results, on Track for Adjusted GAAP Earnings Guidance of $0.74 to $1.02 per Diluted Share and Reaffirmed Non-GAAP Core Earnings Guidance of $1.07 to $1.13 per Diluted Share

•Recorded GAAP earnings were $0.17 per diluted share for the second quarter of 2022, compared to earnings of $0.18 per diluted share for the same period in 2021.
•Non-GAAP core earnings were $0.25 per diluted share for the second quarter of 2022, compared to earnings of $0.27 per diluted share for the same period in 2021.
•Recorded GAAP earnings were $0.39 per diluted share for the first half of 2022, compared to earnings of $0.24 per diluted share for the same period in 2021.
•Non-GAAP core earnings were $0.55 per diluted share for the first half of 2022, compared to earnings of $0.50 per diluted share for the same period in 2021.
•2022 EPS guidance for GAAP earnings was adjusted to a range of $0.74 to $1.02 per diluted share and non-GAAP core earnings was reaffirmed in the range of $1.07 to $1.13 per diluted share.
•Forecasted equity needs were narrowed and lowered for 2022 to a range of $0 to $250 million.

OAKLAND — PG&E Corporation (NYSE: PCG) recorded second-quarter 2022 income available for common shareholders of $356 million, or $0.17 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $397 million, or $0.18 per diluted share, for the second quarter of 2021.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $180 million after tax, or $0.08 per diluted share, for the quarter. These results were primarily driven by costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11), wildfire-related costs, the amortization of Wildfire Fund contributions under Assembly Bill (AB) 1054, strategic repositioning costs, and investigation remedies, partially offset by rate neutral (Senate Bill (SB) 901) securitization and Fire Victim Trust tax benefits.

“We are on track to deliver on our 2022 commitments,” said Patti Poppe, CEO of PG&E Corporation. “We are reducing risk and making the right investments for the future. Our daily focus on delivering predictable results and keeping costs down reflects our Triple Bottom Line of serving people, the planet, and California’s prosperity.”

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $536 million, or $0.25 per diluted share, in the second quarter of 2022, compared with $575 million, or $0.27 per diluted share, during the same period in 2021.

The decrease in quarter-over-quarter non-GAAP core earnings per diluted share was primarily driven by regulatory items, taxes and other miscellaneous items, partially offset by the growth in rate base earnings and cost reductions.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

2022 Guidance

PG&E Corporation is adjusting 2022 GAAP earnings guidance in the range of $0.74 to $1.02 per diluted share, which includes non-core items. PG&E Corporation is adjusting 2022 non-core items guidance in the range of $230 million to $720 million after tax, reflecting costs related to the amortization of Wildfire Fund contributions under AB 1054, PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, investigation remedies, and strategic repositioning costs, partially offset by rate neutral (SB 901) securitization and Fire Victim Trust tax benefits and prior period net regulatory impact.

On a non-GAAP basis, the guidance range for projected 2022 non-GAAP core earnings is reaffirmed at $1.07 to $1.13 per diluted share. Factors driving non-GAAP core earnings include unrecoverable interest expense of $330 million to $370 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on July 28, 2022, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its second quarter 2022 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Second Quarter 2022 Earnings Call

When: Thursday, July 28, 2022 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 5, 2022, by dialing (800) 770-2030. International callers may dial (647) 362-9199. For both domestic and international callers, the confirmation code 64421 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance for 2022. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021, their most recent quarterly report on Form 10-Q for the quarter ended June 30, 2022, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating Revenues
Electric	$3,690	$3,951	$7,848	$7,346
Natural gas	1,428	1,264	$3,068	$2,585
Total operating revenues	5,118	5,215	10,916	9,931
Operating Expenses
Cost of electricity	780	847	1,282	1,437
Cost of natural gas	359	187	920	494
Operating and maintenance	2,291	2,583	5,401	4,919
SB 901 securitization charges, net	40	—	40	—
Wildfire-related claims, net of recoveries	145	(5)	144	167
Wildfire Fund expense	117	118	235	237
Depreciation, amortization, and decommissioning	941	851	1,913	1,739
Total operating expenses	4,673	4,581	9,935	8,993
Operating Income	445	634	981	938
Interest income	19	15	27	17
Interest expense	(411)	(398)	(830)	(806)
Other income (expense), net	(21)	128	128	255
Reorganization items, net	—	(11)	—	(11)
Income Before Income Taxes	32	368	306	393
Income tax benefit	(328)	(33)	(532)	(131)
Net Income	360	401	838	524
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$356	$397	$831	$517
Weighted Average Common Shares Outstanding, Basic	1,987	1,985	1,987	1,985
Weighted Average Common Shares Outstanding, Diluted	2,141	2,146	2,141	2,146
Net Income Per Common Share, Basic	$0.18	$0.20	$0.42	$0.26
Net Income Per Common Share, Diluted	$0.17	$0.18	$0.39	$0.24

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Second Quarter, 2022 vs. 2021
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2022	2021	2022	2021	2022	2021	2022	2021
PG&E Corporation's Earnings on a GAAP basis	$356	$397	$0.17	$0.18	$831	$517	$0.39	$0.24
Non-core items: (1)
Bankruptcy and legal costs (2)	151	40	0.07	0.02	186	72	0.09	0.03
Wildfire-related costs, net of insurance (3)	112	3	0.05	—	178	136	0.08	0.06
Amortization of Wildfire Fund contribution (4)	84	85	0.04	0.04	169	171	0.08	0.08
Strategic repositioning costs (5)	3	—	—	—	3	—	—	—
Investigation remedies (6)	2	50	—	0.02	72	78	0.03	0.04
Prior period net regulatory impact (7)	—	—	—	—	45	88	0.02	0.04
Fire Victim Trust tax benefit net of securitization (8)	(173)	—	(0.08)	—	(308)	—	(0.14)	—
PG&E Corporation’s Non-GAAP Core Earnings (9)	$536	$575	$0.25	$0.27	$1,175	$1,062	$0.55	$0.50

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Use of Non-GAAP Financial Measures below.

(2) Includes bankruptcy and legal costs associated with PG&E Corporation's and the Utility's Chapter 11 filing, including securities litigation costs, legal and other costs, and exit financing costs, as shown below.

(in millions)	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Securities litigation costs	$145	$145
Legal and other costs	34	55
Exit financing	31	58
Bankruptcy and legal costs (pre-tax)	$210	$258
Tax impacts	(59)	(72)
Bankruptcy and legal costs (post-tax)	$151	$186

(3) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below.

(in millions)	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
2019 Kincade third-party claims	$150	$150
2019 Kincade fire-related costs	6	15
2019 Kincade fire-related legal settlements	—	20
2020 Zogg fire-related costs	8	17
2020 Zogg fire-related insurance recoveries	(8)	(8)
2021 Dixie fire-related legal settlements	—	35
Wildfire-related costs, net of insurance (pre-tax)	$156	$229
Tax impacts	(44)	(51)
Wildfire-related costs, net of insurance (post-tax)	$112	$178

(4) The Utility recorded costs of $117 million (before the tax impact of $33 million) and $235 million (before the tax impact of $66 million) during the three and six months ended June 30, 2022, respectively, associated with the amortization of Wildfire Fund contributions related to AB 1054.

(5) The Utility recorded costs of $5 million (before the tax impact of $2 million) during the three and six months ended June 30, 2022, for one-time costs related to repositioning PG&E Corporation's and the Utility's operating model, including their workforce and capital efficiency optimization.

(6) Includes costs associated with the CPUC's OII into the 2017 Northern California Wildfires and 2018 Camp Fire, the system enhancements related to the locate and mark OII, restoration and rebuild costs associated with the town of Paradise, and the settlement agreement with the Safety and Enforcement Division's investigation into the 2019 Kincade fire, as shown below.

(in millions)	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Wildfire OII disallowance and system enhancements	$5	$12
Locate and mark OII system enhancements	1	2
Paradise restoration and rebuild	(4)	(3)
2019 Kincade fire settlement	—	85
Investigation remedies (pre-tax)	$2	$96
Tax impacts	—	(24)
Investigation remedies (post-tax)	$2	$72

(7) Includes a $63 million adjustment (before the tax impact of $18 million) during the six months ended June 30, 2022, for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%.

(8) The Utility recognized net benefits of $173 million and $308 million during the three and six months ended June 30, 2022, respectively, as a result of recognizing $202 million and $338 million of tax benefits during the three and six months ended June 30, 2022, respectively, associated with the sale of shares of PG&E Corporation common stock sold by the Fire Victim Trust, which was partially offset by a $40 million net charge (before the tax impact of $11 million) during the three and six months ended June 30, 2022, related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by Net Operating Loss monetization.

(9) "Non-GAAP core earnings" is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2022.

PG&E Corporation's 2022 Earnings Guidance

	2022
EPS Guidance	Low		High
Estimated Earnings on a GAAP basis	~	$0.74	~	$1.02
Estimated Non-Core Items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16
Bankruptcy and legal costs (3)	~	0.14	~	0.09
Wildfire-related costs, net of insurance (4)	~	0.10	~	0.09
Investigation remedies (5)	~	0.05	~	0.05
Strategic repositioning costs (6)	~	0.03	~	0.03
Fire Victim Trust tax benefit net of securitization (7)	~	(0.14)	~	(0.31)
Prior period net regulatory impact (8)	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~	$1.07	~	$1.13

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures below.

(2) "Amortization of Wildfire Fund contribution” represents the amortization of Wildfire Fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

		2022
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$470	~	$470

(3) “Bankruptcy and legal costs" consists of exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, securities litigation costs, and legal and other costs associated with PG&E Corporation's and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $119 million and $78 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Exit financing	~	$180	~	$60
Securities litigation costs	~	145	~	145
Legal and other costs	~	100	~	70
Bankruptcy and legal costs	~	$425	~	$275

(4) “Wildfire-related costs, net of insurance" includes third-party claims and legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $56 million and $50 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade third-party claims	~	$150	~	$150
2019 Kincade fire-related costs	~	40	~	20
2019 Kincade fire-related legal settlements	~	20	~	20
2020 Zogg fire-related costs	~	40	~	20
2020 Zogg fire-related insurance recoveries	~	(30)	~	(10)
2021 Dixie fire-related legal settlements	~	50	~	50
Wildfire-related costs, net of insurance	~	$270	~	$250

(5) “Investigation remedies" includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $28 million.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire settlement	~	$85	~	$85
Wildfire OII disallowance and system enhancements	~	20	~	20
Paradise restoration and rebuild	~	15	~	15
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies	~	$125	~	$125

(6) "Strategic repositioning costs” includes one-time costs related to repositioning PG&E Corporation's and the Utility's operating model, including their workforce and capital efficiency optimization. The total offsetting tax impact for the low and high non-core guidance range is $27 million.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Strategic repositioning costs	~	$95	~	$95

(7) “Fire Victim Trust tax benefit net of securitization" includes the impact of rate neutral (SB 901) securitization and tax benefits related to the Fire Victim Trust. Impacts of the rate neutral (SB 901) securitization include the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by Net Operating Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of shares of PG&E Corporation common stock by the Fire Victim Trust, which PG&E Corporation and the Utility have elected to treat as a grantor trust. The low case includes tax benefits for the 100,000,000 shares of PG&E Corporation common stock sold in the aggregate by the Fire Victim Trust as of July 21, 2022, and the high case reflects an assumption that the Fire Victim Trust sells all 477,743,590 shares in 2022. The total offsetting tax benefit for the low and high non-core guidance range is $355 million and $2.1 billion, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Fire Victim Trust tax benefit net of securitization	~	$60	~	$1,390

(8) “Prior period net regulatory impact" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, net of the TO18 and TO19 ROE impact resulting from the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%. The total offsetting tax impact for the low and high non-core guidance range is $4 million.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(80)	~	$(80)
TO18 and TO19 ROE impact	~	65	~	65
Prior period net regulatory impact	~	$(15)	~	$(15)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2022.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table included in "Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with GAAP to Non-GAAP Core Earnings First Quarter, 2022 vs. 2021". “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2023-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.
Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.